EXHIBIT 99.1

Nanophase Reports First Quarter 2019 Financial Results

Announces 30% Growth for Quarter and Strong Formulated Product Sales

The company’s financial conference call is scheduled for May 16, 2019 at 11am EDT

ROMEOVILLE, Ill., May 15, 2019 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, today reported financial results for the first quarter period ended March 31, 2019.

“It remains an exciting time for our business, particularly as the markets for our minerals-based personal care ingredients and Solésence products continue to improve.  Solésence revenue was $0.9 million in the first quarter, compared to $1.4 million for the full year of 2018,” commented Nanophase CEO and President Jess Jankowski.

“We’ve underperformed over the past two quarters, as a result of an all-out push to satisfy customer demand, followed by a sizeable reduction in personal care ingredients revenue for 2019, when compared to 2018.  These things necessitated that we raise capital this month to ensure that we can continue to execute on our growth strategy.”

“Our Solésence business just enjoyed another product launch through a leading natural skin and body care brand, resulting in low six-figure revenue for the first quarter of 2019.  This product has already received recognition as being one of the best in its class, and we have received a reorder for this product, which we believe demonstrates its strong acceptance by consumers.  By the end of the second quarter, we will have over a dozen different brands marketing products developed and manufactured through our Solésence business.”

First Quarter 2019 Financial Highlights

  Revenue for the first quarter was $3.8 million, vs. $2.9 million reported during the same period of 2018.

  The net loss for the quarter was $0.5 million in 2019, or $0.02 per share, compared to a net loss of $0.9 million, or $0.03 per share, for 2018.

  The Company finished the quarter with approximately $0.6 million in cash and cash equivalents.

Jankowski continued, “We feel that the financial results in over the past two reporting quarters do not reflect the commercial progress we’ve made in our Solésence-driven growth strategy.  A series of costs related to bringing the assembly of the finished goods in house negatively impacted our bottom line.  We  expect to continually improve our effectiveness in this area throughout the year as we bring on additional manufacturing capability.  In both our Personal Care Ingredients business and in our Solésence business, we are making exciting and life-enhancing products that are in high demand by the market.   We particularly expect the continued growth of Solésence to demonstrate this in 2019.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

First Quarter 2019 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for May 16, 2019, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 5282146.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in minerals-based personal care ingredients and formulated products for protecting skin from environmental aggressors, such as UV light and pollution, as well as providing solutions for industrial product applications. Using a platform of patented and proprietary integrated technologies, the Company creates products with unique performance attributes from two ISO 9001 and ISO 14001 registered facilities. Nanophase delivers commercial quantity and quality engineered materials both as ingredients, and as part of fully formulated products, in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,”” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed April 4, 2019. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)

	March 31,	December 31,
ASSETS	2019	2018

Current assets:
Cash and cash equivalents	$631,769	$1,345,492
Trade accounts receivable, less allowance for doubtful accounts
of $9,000 on March 31, 2019 and on December 31, 2018	2,105,280	828,417
Inventories, net	2,227,954	2,242,228
Prepaid expenses and other current assets	409,059	273,235
Total current assets	5,374,062	4,689,372

Equipment and leasehold improvements, net	2,055,219	1,864,881
Operating lease right-of-use assets	2,121,860	-
Other assets, net	14,313	14,928
	$9,565,454	$6,569,181

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, related party	$1,447,910	$832,272
Line of credit, bank	500,000	-
Current portion of finance lease obligations	222,750	218,203
Current portion of operating lease obligations	330,559	-
Accounts payable	1,781,009	1,607,406
Accrued expenses	1,088,768	979,243
Total current liabilities	5,370,996	3,637,124

Long-term portion of finance lease obligations	448,553	506,006
Long-term portion of operating lease obligations	2,117,148	500,000
Long-term loan, related party	500,000	-
Long-term deferred rent	-	343,867
Asset retirement obligations	200,194	198,184
Total long-term liabilities	3,265,895	1,548,057

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 42,000,000 shares authorized; 33,911,792 and
shares issued and outstanding on March 31, 2019 and December 31, 2018, respectively	339,117	339,117
Additional paid-in capital	98,852,312	98,795,105
Accumulated deficit	(98,262,866)	(97,750,222)
Total stockholders' equity	928,563	1,384,000
	$9,565,454	$6,569,181

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)

	Three months ended
	March 31,
	2019	2018

Revenue:
Product revenue	$3,496,733	$2,866,931
Other revenue	258,398	30,834
Total revenue	3,755,131	2,897,765

Operating expense:
Cost of revenue	2,870,661	2,488,150
Gross profit	884,470	409,615

Research and development expense	476,527	558,252
Selling, general and administrative expense	877,483	764,251
Income/(loss) from operations	(469,540)	(912,888)
Interest income	-	-
Interest expense	(43,104)	(10,695)
Other, net	-	-
Income/(loss) before provision for income taxes	(512,644)	(923,583)

Provision for income taxes	-	-
Net income/(loss)	$(512,644)	$(923,583)

Net income/(loss) per share-basic and diluted	$(0.02)	$(0.03)

Weighted average number of basic and diluted
common shares outstanding	33,911,792	33,847,793

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)

	Three months ended
	March 31,

	2019	2018
Revenue:
Product revenue, net	$3,496,733	$2,866,931
Other revenue	258,398	30,834
Total revenue	3,755,131	2,897,765

Operating expense:
Cost of revenue detail:
Depreciation	59,486	69,940
Non-Cash equity compensation	8,032	6,537
Other costs of revenue	2,803,143	2,411,673
Cost of revenue	2,870,661	2,488,150
Gross profit	884,470	409,615

Research and development expense detail:
Depreciation	12,005	9,926
Non-Cash equity compensation	14,413	11,574
Other research and development expense	450,109	536,752
Research and development expense	476,527	558,252

Selling, general and administrative expense detail:
Depreciation and amortization	5,439	5,228
Non-Cash equity compensation	34,761	24,973
Other selling, general and administrative expense	837,283	734,050
Selling, general and administrative expense	877,483	764,251
Income/(loss) from operations	(469,540)	(912,888)
Interest income	-	-
Interest expense	(43,104)	(10,695)
Other, net	-	-
Income/(loss) before provision for income taxes	(512,644)	(923,583)
Provision for income taxes	-	-
Net income/(loss)	$(512,644)	$(923,583)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	43,104	10,695
Addback Depreciation/Amortization	76,930	85,094
Addback Non-Cash Equity Compensation	57,206	43,084

Adjusted EBITDA	$(335,404)	$(784,710)

COMPANY CONTACT
Investor Relations
630-771-6705